EXHIBIT 99.1

     MINUTES OF THE SPECIAL JOINT MEETING OF THE BOARDS OF DIRECTORS OF R-TEC
                       HOLDING, INC. AND R-TEC CORPORATION

A special joint meeting of the combined boards of directors of R-Tec Holding, Inc., and R-Tec Corporation was held pursuant to consent of the directors at 8:00 a.m. on Monday, March 14, 2005 at the offices of the corporations. Present at the Meeting were the directors of the combined boards, Faris W. McMullin, who presided as chair of the meeting, Clyde B. Crandall, Director, and L. Gary Davis, Director, who participated by telephone. Michael J. McDonagh, corporate secretary, was also present.

The first order of business was consent by the Board to holding the special meeting. On motion by Mr. Crandall and seconded by Mr. Davis, the Board submitted the following resolution to a vote:

          RESOLVED, THAT A MEETING TAKE PLACE AT THIS DATE AND TIME, WITH MR. DAVIS PARTICIPATING BY TELEPHONE, THROUGH CONSENT OF ALL DIRECTORS.

The resolution was unanimously approved by the Board.

A discussion then took place regarding the financial status of R-Tec Holding, Inc., and its wholly-owned subsidiary, R-Tec Corporation (collectively, "the
Company"). The Chairman reported that he had received notice from Glenn Stevenson and Lorenzo Spencer, secured creditors, that they intended to foreclose on their respective security interest in the Company's laser. Mr. Stevenson's secured debt in the amount of $100,000 plus accrued interest is past-due. Mr. Spencer's secured debt in the amount of $75,000 plus accrued interest is past-due. The Chair reported that the Company has no financial resources with which to repay or bring either debt current.

A discussion then took place regarding the other financial issues facing the Company. The Chairman reported that the Company will have no funds to continue operations after the pay period ending March 15, 2005. The Company had a net operating loss of $723,960.72 in the last fiscal year, and profitability cannot reasonably be achieved in the foreseeable future. The Board then discussed the progress with regard to product development, noting that significant additional research and development would be required before the company's products could function in a production environment, thereby generating significant revenues.

The Board discussed the efforts of management to raise funds through an equity offering. The Chair reported that at least one, and probably more than one, shareholder with substantial holdings in the company has recently sold hundreds of thousands of shares on multiple occasions in the past few weeks through the over the counter market. As a result, the stock price was driven markedly down. The stock price closed on Friday, March 11, 2005, at a price of three cents per share. The Company has been unable to take any steps to stabilize the stock


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price.  take any steps to stabilize the stock price. The precipitous drop in the stock price has made it unfeasible to raise sufficient working capital through an equity offering.

The Board then discussed the possibility of obtaining additional debt financing. Mr. Crandall pointed out that virtually all of the Company's assets have been used as security on debt incurred prior to the recent change in control of the Company. The Board concluded that the Company lacks any significant resources to pledge as security for any debt it incurs, and the Company's financial situation and low stock price make it virtually impossible to arrange debt financing. Mr. Davis noted that it would be impossible for the Company to service any additional debt, even if such financing were obtained.

The Board then generally discussed other options for raising the capital required to continue operations, concluding that no reasonable means of raising sufficient capital to continue operations exists. Mr. Crandall then stated that the company appears to have no choice but to cease operations.

The Chair then noted that he is the primary shareholder in another corporation that is a secured creditor of the Company. Because cessation of operations would constitute a default under the terms of that secured debt, which the Chair reported was already in default, the Chair notified the Board that he had a conflict of interest with the Company with regard to any steps the Company would need to take to wind up its affairs.

The Board discussed the Chairman's proposed resignation, and the requirement under the Company's bylaws that the board consist of at least three directors. On Motion by Mr. Crandall and seconded by Mr. Davis it was:

     RESOLVED, THAT THE CHAIRMAN'S PROPOSED RESIGNATION BE ACCEPTED AND THE COMPANY'S FORMER SECRETARY, ANN MARIE BAIRD, BE APPOINTED TO FILL THE SEAT ON THE BOARD OF DIRECTORS VACATED AS A RESULT OF SAID RESIGNATION. BE IT FURTHER RESOLVED THAT UPON SUCH RESIGNATION, MR. CRANDALL SHALL SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS.

The Motion was approved by Mr. Crandall and Mr. Davis, with Mr. McMullin abstaining. A recess was then held, during which Ms. Baird joined the meeting as a Director of the Company.

The board then discussed how to proceed with winding up the affairs of the Company. The benefits and costs of declaring bankruptcy were discussed. The board reviewed the Company's financial position and concluded that a Chapter 11 reorganization would be impracticable, and any attempt to reorganize under Chapter 11 would result in a conversion to a Chapter 7 liquidation when the Company's secured creditors foreclosed on the company's assets. The benefits and costs of a Chapter 7 liquidation filing were discussed. The secretary reported to the Board that the Company would spend approximately ten thousand dollars on legal fees in order to complete a liquidation of the Company's assets under


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Chapter  7  of  the  Bankruptcy  Code, assuming no complications, objections, or adversary cases were filed in connection with the Company's filing.

The secretary reported that the Company's creditors would receive a higher return if the Company were to wind up its affairs outside the Bankruptcy Code. The means of marshalling and distributing the Company's assets was discussed.
The secretary reported that the Company could work cooperatively with its secured creditors to achieve a liquidation of the Company's assets in a manner consistent with a judicial foreclosure. The costs that would be incurred in marshalling and liquidating the company's assets were discussed. The Chair noted that the company has accounts receivable, a portion of which could be used to pay for the marshalling and liquidation of the Company's non-cash assets. Following further discussion, on motion from Ms. Baird and seconded by Mr. Davis, it was:

     RESOLVED, THAT THE COMPANY'S SECRETARY SHALL BE APPOINTED ACTING CHIEF EXECUTIVE OFFICER OF THE COMPANY FOR PURPOSES OF WINDING UP THE AFFAIRS OF THE COMPANY IN THE MANNER THAT WILL REASONABLY MAXIMIZE THE RETURN THE COMPANY IS ABLE TO PROVIDE TO ITS CREDITORS.

     BE IT FURTHER RESOLVED THAT THE COMPANY'S SECURED CREDITORS SHALL RECEIVE PAYMENT TO THE EXTENT OF THEIR SECURITY AND THAT ALL UNSECURED CREDITORS AND UNDERSECURED CREDITORS SHALL THEN RECEIVE PAYMENT PRO RATA
     ACCORDING THE AMOUNT OF THEIR UNSECURED OR UNDERSECURED DEBT, WITHOUT PREFERENCE TO ANY CREDITOR.

The resolutions were passed unanimously by the Board.

Mr. Crandall then asked if there was any means by which the Company's shareholders could receive any return. The secretary noted the Company's current debt and lack of operating capital, pointing out that the creditors will not receive complete return on the Company's debt obligations. The secretary reported that there appears to be no means of preserving any shareholder equity through bankruptcy, receivership, or any other restructuring vehicle. A discussion was then held regarding the status of the Company's publicly traded shares. The secretary reported that the Company would no longer meet the OTC-BB listing requirements as a result of liquidation, and the market and the Company would be required to file the appropriate forms with the Securities and Exchange Commission to revoke the registration of the Company's shares. The secretary also reported that the Company would be required to file a form 8-K regarding the actions taken and approved at this meeting. The Board then discussed adjournment and the scheduling of the next meeting. On motion from Ms. Baird and seconded by Mr. Davis, it was:


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     RESOLVED,  THAT  THIS  MEETING  BE  ADJOURNED  AND  ANOTHER  BOARD  MEETING
     SHALL BE SCHEDULED BY THE ACTING CHIEF EXECUTIVE WITHIN SIXTY DAYS FOR THE PURPOSES OF RECEIVING THE ACTING CHIEF EXECUTIVE'S REPORT ON THE PROGRESS OF WINDING UP THE COMPANY'S AFFAIRS.

The Board unanimously approved the resolution.

The meeting was adjourned at 10:17 a.m., Monday, March 14, 2005.




  /S/ MICHAEL J. MCDONAGH
--------------------------------
Michael J. McDonagh, Secretary


APPROVED:


  /S/ CLYDE B. CRANDALL
--------------------------------
Clyde B. Crandall, Chairman


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